Exhibit 10.1

PIRS Capital, LLC

1688 Meridian Ave, Ste 700 Miami Beach, FL 33139

MERCHANT AGREEMENT

MERCHANT INFORMATION

Merchant’s Legal Name:	MCA WESTOVER HILLS OPERATING COMPANY, LLC
D/B/A:	MEMORY CARE OF WESTOVER HILLS	Phone Number:	(210) 802-3656	Cell Phone:

Type of entity:	☐ Corporation ☒ Limited Liability Company ☐ Limited Partnership ☐ Limited Liability Partnership ☐ Sole Proprietor

Physical Address:	10910 TOWN CENTER DRIVE	City:	SAN ANTONIO	State:	TX	Zip:	78251
Mailing Address:	S/A/A	City:		State:		Zip:

This Merchant Agreement (this “Agreement”) dated 03/24/2022 between PIRS Capital, LLC (the “Purchaser”) and the merchant listed below (together with its successors and/or assigns, the “Merchant”) (each, a “Party” and, collectively, the “Parties”).

ARTICLE I: PURCHASE AND SALE OF FUTURE RECEIVABLES

Section 1.1 Sale and Purchase. In consideration of the funds remitted by Purchaser to Merchant and specified below (“Purchase Price”), Merchant hereby irrevocably sells, assigns and transfers to Purchaser (making Purchaser the absolute owner), the percentage indicated below (the “Specified Percentage”) of the Merchant’s future accounts, contract rights and other obligations arising from or relating to the payment of monies from Merchant’s customers’ and/or other third-party payers to Merchant (the “Future Receivables” defined as all payments made by cash, check, electronic transfer, credit card transactions or other form of monetary payment to Merchant in the ordinary course of the Merchant’s business), for the payment of Merchant’s sale of goods or services until the amount specified below (the “Purchased Amount”) has been delivered by Merchant to Purchaser.

Section 1.2 Payment of Specified Percentage. The Merchant hereby agrees to deposit all Future Receivables into a bank account approved by the Purchaser (the “Account”) and the Merchant hereby authorizes Purchaser and its agents to initiate Automated Clearinghouse (“ACH”) payments equal to the Purchased Percentage of all deposits made into the Account each Weekday (as defined herein) until the Purchaser has received an amount equal to the Purchased Amount. Merchant will provide Purchaser with all required access codes, and periodic bank statements by the 18th of each calendar month during which this Agreement is in effect. Merchant understands that it is responsible for ensuring that the Specified Percentage to be debited by Purchaser remains in the Account and will be held responsible for any fees incurred by Purchaser resulting from a rejected ACH attempt or an Event of Default (as defined herein). Purchaser is not responsible for any overdrafts or rejected transactions that may result from Purchaser ACH debiting the specified amounts under the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement or any other agreement between Purchaser and Merchant, upon any breach set forth in Section 3.1(b) of this Agreement or the occurrence of an Event of Default under Section 3.1(a) of this Agreement, the Specified Percentage shall equal 100%. A list of all fees applicable under this Agreement is contained in Appendix B.

Purchase Price:	$ 239,500.00	Specified Percentage:	14.7%	Purchased Amount:	$ 299,375.00

Section 1.3 Fees. The following fees apply to the Purchaser’s purchase of the Specified Percentage under this Agreement:

(a) Processing Fee: The Purchase Price indicated above will be remitted to Merchant net of a processing fee equal to two percent ( 2%) of the Purchased Price, such fee to cover Purchaser’s diligence of Merchant and related expenses, including the filing of UCC financing statement(s) regarding the Future Receivables as authorized under this Agreement.

(b) Application Fee: An application fee of $ 399.00 will be charged to Merchant if the Purchase Price is greater than $5K.

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Section 1.4 Weekdays, Bank Holidays. “Weekday” is defined as Monday through Friday, inclusive (each, a “Weekday”). Purchaser will debit the Account only on Weekdays on which the bank holding Merchant’s Account is open and able to process ACH transactions. On the Weekday immediately following any Weekday or other day(s) on which the bank holding the Account was not open or was not able to process ACH transactions for reasons other than an insufficient Account balance, Purchaser will debit the Account for an amount equal to the sum of (a) the Specified Percentage to be delivered to Purchaser on that Weekday, plus (b) the Specified Percentage to be delivered to Purchaser on the preceding Weekday(s) when the bank holding the Account was not open or could not process ACH transactions.

Section 1.5 Authorization; No Misrepresentation. To the extent set forth herein, each of the Parties is obligated upon its execution of the Agreement to all terms of this Agreement. Merchant represents that it has the authority to enter into this Agreement. Each of the below-signed Merchant and owners (the “Owners”) represents that he or she is authorized to sign this Agreement for Merchant, legally binding Merchant to satisfy its obligations hereunder and that the information provided herein and in all of Purchaser’s documents, forms and recorded interviews is true, accurate and complete in all respects. If any such information provided by Merchant is false or misleading, Merchant shall be deemed in material breach of all agreements between Merchant and Purchaser, and Purchaser shall be entitled to all remedies available under law. Purchaser may produce a monthly statement reflecting the delivery of the Specified Percentage from Merchant to Purchaser. An investigative or consumer report may be requested in connection with this Agreement. Merchant and each of the below-signed Owners authorize Purchaser, its agents and representatives and any third party engaged by Purchaser, to (i) investigate any references given or any other statements or data obtained from or about Merchant or any of its Owners for the purpose of this Agreement, and (ii) obtain a credit report at any time now or for so long as Merchant and/or Owner(s) continue to have any obligation to deliver receivables to Purchaser as a consequence of this Agreement or for Purchaser’s ability to determine Merchant’s eligibility to enter into any future agreement with Purchaser. ANY MISREPRESENTATION MADE BY MERCHANT OR OWNER IN CONNECTION WITH THIS AGREEMENT MAY CONSTITUTE A SEPARATE CAUSE OF ACTION FOR FRAUD OR INTENTIONAL MISREPRESENTATION.

ARTICLE II: TERMS AND CONDITIONS

Section 2.1 Use of the Account.

(a) Merchant shall execute an agreement acceptable to Purchaser with a bank acceptable to Purchaser to obtain electronic fund transfer services. Merchant shall provide Purchaser and/or its authorized agent with all of the information, authorizations and passwords necessary for verifying Merchant’s receivables, receipts and deposits into the Account. Merchant shall authorize Purchaser and/or its agent to deduct the amounts owed to Purchaser for the Future Receivables as specified herein from settlement amounts which would otherwise be due to Merchant and to pay such amounts to Purchaser by permitting Purchaser to withdraw the Specified Percentage by ACH debiting of the Account. To effectuate the foregoing, Merchant shall execute and deliver to Purchaser an authorization for ACH payments on Purchaser’s standard form (the “ACH Authorization”), set forth as Appendix B to this Agreement. The ACH Authorization shall be irrevocable without the express prior written consent of Purchaser.

(b) Merchant shall exclusively use the Account for the deposit of all Future Receivables and shall not close the Account of or cease to use the Account as the sole account into which to deposit all Future Receivables prior to the time that Purchaser has received the entire Purchased Amount. The Account may not be closed without the prior written consent of Purchaser.

(c) Merchant shall not (i) breach or default the deposit agreement with the bank maintaining the Account; (ii) change or permit the change of the Bank or add an additional bank to hold deposits of Merchant, in each case, without the express prior written consent of Purchaser; (iii) change the Account name, password or other access information relating to accounts from which ACH payments are to be made without giving Purchaser the notice required under Section 3.4(d) herein; or (iv) divert any cash, checks, electronic payments in any manner or to any person, location or account other than the Account.

(d) Purchaser and Merchant understand that the bank and/or any ACH processor may charge a fee or commission for processing electronic checks, ACH payments and other receipts, and that the bank’s and/or any ACH processor’s fees or commission shall not reduce any amounts due to Purchaser hereunder.

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Section 2.2 Term of Agreement. This Agreement shall be in full force and effect until the Purchased Amount has been delivered to the Purchaser pursuant to the terms of this Agreement. Because the transaction evidenced by this Agreement is not a loan, there is no repayment term.

Section 2.3 Future Purchases. Nothing in this Agreement shall be construed to (a) obligate Purchaser to or (b) prevent Purchaser from making any future purchases from Merchant.

Section 2.4 Financial Condition. Merchant and Owner(s) authorize Purchaser and its agents to investigate their financial responsibility and history, and will provide to Purchaser any bank or financial statements, tax returns, as Purchaser deems necessary prior to or at any time during the Term of this Agreement. Merchant hereby authorizes Purchaser to contact any current or prior bank of Merchant in order to obtain whatever information it may require regarding Merchant’s transactions with any such bank. Purchaser is authorized to update such information and financial profiles from time to time as it deems appropriate. In addition to the foregoing, Merchant authorizes Purchaser to contact any current or prior bank of Merchant in order to confirm that Merchant is exclusively using the Account approved by Merchant in accordance with this Agreement.

Section 2.5 Transactional History. Merchant hereby authorizes its bank to provide Purchaser from time to time with Merchant’s banking or processing history to determine qualification or continuation in the program contemplated under this Agreement.

Section 2.6 No Liability. In no event will Purchaser be liable for any claims asserted by Merchant under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by Merchant and Owner(s).

Section 2.7 Sale of Future Receivables.

(a) Merchant and Purchaser agree that the Purchase Price under this Agreement is in exchange for the Specified Percentage and that such Purchase Price is not intended to be, nor shall it be construed as a loan from Purchaser to Merchant. Merchant agrees that the Purchase Price paid in exchange for the Future Receivables pursuant to this Agreement equals the fair market value of such Future Receivables. Purchaser has purchased and shall own the Specified Percentage described in this Agreement. As the Specified Percentage is derived solely from Merchant’s sale of products and services and the payment therefore by Merchant’s customers, Purchaser’s receipt of the Specified Percentage shall be directly conditioned upon Merchant’s sale of products and services to Merchant’s customers.

(b) The Purchaser does not charge any interest, finance charges, points, late fees or similar fees (except as permitted by applicable law in connection with civil judgments). The Purchaser is purchasing the Future Receivables at a discount and, for the avoidance of doubt, the Merchant and the Purchaser agree that the Purchaser shall be the sole and exclusive owner of the Specified Percentage, and that the Specified Percentage shall not be part of the Merchant’s estate in a bankruptcy of the Merchant.

(c) Notwithstanding the Parties’ express intent to the contrary set forth in Section 2.7(a) herein, in the event that the Purchaser’s purchase of the Specified Percentage is finally determined by a court of competent jurisdiction to constitute a loan from the Purchaser to the Merchant, the Purchaser shall return to the Merchant any interest deemed to have been received by the Purchaser on such loan in excess of the maximum amount of interest permitted by applicable law to be received by the Purchaser.

(d) Merchant agrees and acknowledges that it is not a debtor of Purchaser during the Term of this Agreement; accordingly, any attempts to modify Merchant’s obligations to deliver to the Purchaser the Specified Percentage shall be invalid and void.

(e) Merchant agrees that it will treat the Purchase Price and Purchased Amount in a manner consistent with a sale in its accounting records and on its tax returns. Merchant agrees that Purchaser is entitled to audit Merchant’s accounting records and tax returns, upon reasonable notice, in order to verify that that Merchant is complying with this Section 2.7(e), including during any litigation or arbitration between Purchaser and Merchant and/or Owner(s). Merchant waives any rights of privacy, confidentiality or taxpayer privilege in any such litigation or arbitration in which Merchant asserts that the Purchase Price paid by the Purchaser in exchange for the Purchased Amount of Future Receivables is anything other than a sale of the Purchased Amount.

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Section 2.8 Power of Attorney. Merchant irrevocably appoints Purchaser as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to Purchaser from any third party, or any breach by Merchant set forth in Section 3.1(b) or the occurrence of an Event of Default as defined under Section 3.1(a) herein, from Merchant, under this Agreement, including without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Collateral (as defined in the Security Agreement and Guaranty attached as Appendix A to this Agreement (the “Security Agreement”)); (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Merchant’s name on any invoice, bill of lading or assignment directing customers or account debtors to make payment directly to Purchaser; and (v) to file any claims or take any action or institute any proceeding which Purchaser may deem necessary for the collection of any of the unpaid Purchased Amount from the Collateral, or otherwise to enforce its rights with respect to payment of the Purchased Amount.

Section 2.9 Working Capital Funding. Merchant shall not enter into any arrangement, agreement or commitment that relates to or involves the Future Receivables, whether in the form of a purchase of, a loan against, collateral against or the sale or purchase of credits against Future Receivables or future check sales with any party other than Purchaser.

Section 2.10 Unencumbered Receipts. Merchant has good, complete and marketable title to all Future Receivables, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated with, or adverse to the interests of Purchaser.

Section 2.11 Business Purpose; Compliance with Laws. Merchant is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates. Merchant represents that it is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes. The Merchant is in compliance with all statutes, rules, regulations, orders or restrictions of all applicable governmental authorities. All federal, state, local and foreign tax returns and tax reports, and all taxes due and payable arising therefrom required to be filed by the Merchant have been or will be filed and paid, on a timely basis (including any extensions). All such returns and reports are and will be true, correct and complete. The Merchant has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business. The Future Receivables are currently and in the future will be generated in the ordinary course of the conduct of commerce or business.

Section 2.12 Change of Name. The Merchant will not conduct its businesses under any name other than as disclosed to the bank approved by the Purchaser without providing notice as required under Section 3.4(c) herein.

Section 2.13 Conflicts with Other Contracts. The execution and delivery of the consummation of the transactions contemplated hereunder and compliance with the provisions of this Agreement, does not and will not conflict with or result in any violation default, and does not or will not entitle any person or entity to receipt of notice or to a right of consent, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit, or to any increased, additional, accelerated or guaranteed rights or entitlement of any person or entity, or result in the creation of any claim on the properties or assets of the Merchant.

Section 2.14 UCC Financing Statements. Merchant hereby authorizes Purchaser at its sole option to file one or more financing statements under the UCC prior to or at any time after purchasing the Specified Percentage in order to evidence and perfect the security interest granted to the Purchaser herein.

Section 2.15 Chargebacks. In the event any Future Receivables become the subject of a charge back, returned check or other negation of the future sale prior to Purchaser receiving value for the Future Receivables in the form of a cash transfer from the Account to the Purchaser, then the Purchased Amount will be increased by the amount so charged back, returned or negated and shall be paid to Purchaser from subsequent Future Receivables.

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ARTICLE III: EVENTS OF DEFAULT, PROTECTIONS AGAINST DEFAULT AND REMEDIES

Section 3.1 Events of Default, Protections against Default.

(a) The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) Merchant shall violate any term or covenant in this Agreement; (ii) any representation or warranty by Merchant in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made; (iii) Merchant shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Merchant seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts; (iv) the sending of notice of termination by Owner; (v) Merchant shall transport, move, interrupt, suspend, dissolve or terminate its business; (vi) Merchant shall transfer or sell all or substantially all of its assets; (vii) Merchant shall make or send notice of any intended bulk sale or transfer by Merchant; (viii) Merchant shall use multiple depository accounts without the prior written consent of Purchaser; (ix) Merchant shall change its Account without the prior written consent of Purchaser; (x) Merchant shall perform any act that reduces the value of any Collateral granted under this Agreement; (xi) the Account is closed, frozen, suspended or restrained, or (xii) Merchant shall default under any of the terms, covenants and conditions of any other agreement with Purchaser.

(b) The “Protections,” as defined in Section 3.1(c) herein, may be invoked by Purchaser immediately and without notice to Merchant in the event of any of the following violations by Merchant: (i) Merchant permits any event to occur that could have an adverse effect on the use, acceptance or authorization of checks for the purchase of Merchant’s services and products; (ii) Merchant changes its arrangements with any third party in any way that is adverse to Purchaser; (iii) Merchant permits any event to occur that could cause diversion of any Future Receivables to any person, location or account other than the Account; (iv) Merchant interrupts the operation of its business (for reasons other than adverse weather, natural disasters or acts of God), transfers, moves, sells, disposes, transfers or otherwise conveys its business or assets without (A) the express prior written consent of Purchaser, and (B) the written agreement of any purchaser or transferee to the assumption of all of Merchant’s obligations under this Agreement pursuant to documentation satisfactory to Purchaser; (v) Merchant blocks or otherwise compromises Purchaser’s access to the Account; or (vi) Merchant takes any action, fails to take any action, or offers any incentive—economic or otherwise—the result of which will be to induce any customer or customers to pay for Merchant’s services with any means other than those set forth in this Agreement.

(c) The following protections shall be available to Purchaser in addition to any other remedies available to Purchaser at law, in equity or otherwise pursuant to this Agreement (collectively, the “Protections”): (i) the full uncollected Purchased Amount plus all fees due under this Agreement and the Security Agreement attached hereto as Exhibit B may become due and payable in full immediately; (ii) Purchaser may enforce the provisions of the Personal Guarantee of Performance (as defined in the Security Agreement) against the Owner; (iii) Merchant may, upon execution of this Agreement, deliver to Purchaser an executed confession of judgment in favor of Purchaser in the amount of the Purchased Amount stated in this Agreement. Upon any breach set forth in Section 3.1(b), Purchaser may enter that confession of judgment as a judgment with any petition brought or pending against Merchant. Merchant further warrants that it does not anticipate filing any bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it.

Section 3.2 Remedies. In case any Event of Default occurs and is not waived pursuant to Section 4.4 hereof, Purchaser may proceed to protect and enforce its rights or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Merchant’s obligations hereunder or any other legal or equitable right or remedy. All rights, powers and remedies of Purchaser in connection with this Agreement may be exercised at any time by Purchaser after the occurrence of an Event of Default, are cumulative and not exclusive and shall be in addition to any other rights, powers or remedies provided by law or equity.

Section 3.3 Costs. Merchant shall pay to Purchaser all reasonable costs associated with (a) a breach by Merchant of the covenants in this Agreement and the enforcement thereof, and (b) the enforcement of Purchaser’s remedies set forth in Section

3.2 above, including but not limited to court costs and/or attorneys’ fees.

Section 3.4 Required Notifications.

(a) Merchant is required to give Purchaser written notice within 24 hours of any filing under Title 11 of the United States Code.

(b) Merchant is required to give Purchaser seven (7) days’ written notice prior to the closing of any sale of all or substantially all of the Merchant’s assets or stock.

(c) Merchant will not change any of its places of business, or change its legal name, entity type or state of formation, unless it has provided the Purchaser with not less than thirty (30) days’ prior notice thereof and has provided Purchaser with any documents, agreements and information reasonably requested by the Purchaser with respect thereto.

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(d) Merchant will not change the Account name, password or other access information relating to accounts from which ACH or electronic check payments are to be made without giving Purchaser at least ten (10) business days’ prior notice of such change.

ARTICLE IV: MISCELLANEOUS

Section 4.1 Modifications; Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Purchaser.

Section 4.2 Assignment. Purchaser may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part.

Section 4.3 Notices. All notices, requests, consent, demands and other communications hereunder shall be delivered by certified mail, return receipt requested, to the respective Parties to this Agreement at the following addresses and shall become effective only upon receipt:

If to Purchaser:

PIRS Capital LLC

1688 Meridian Ave, Ste 700

Miami Beach, FL 33139

adjustments@PIRSCapital.com

If to Merchant:

MCA WESTOVER HILLS OPERATING COMPANY, LLC

10910 TOWN CENTER DRIVE, San Antonio, TX 78251

Jim@myclearday.com

Section 4.4 Waiver Remedies. No failure on the part of Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

Section 4.5 Binding Effect: Governing Law, Venue, and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Merchant, Purchaser and their respective successors and assigns, except that Merchant shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Purchaser which consent may be withheld in Purchaser’s sole discretion. Purchaser reserves the rights to assign this Agreement with or without prior written notice to Merchant. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regards to any applicable principals of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Purchaser so elects, be instituted in any court sitting in Florida, (the “Acceptable Forums”). Merchant agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Merchant waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum.

Section 4.6 Indemnification. In addition to all rights and remedies available to the Parties hereto at law or in equity, the Merchant shall indemnify the Purchaser, its affiliates and their respective stockholders, officers, directors, employees, agents, successors and assigns, (collectively, the “Indemnified Persons”), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (including all reasonable attorneys’ fees and expenses incurred in connection with the enforcement of this Section), that any such Indemnified Person may suffer, sustain, incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

(i) any misrepresentation or breach of warranty of the Merchant under this Agreement or any ancillary documents; or (ii) any nonfulfillment, default or breach of any covenant or agreement of the Merchant in this Agreement or any ancillary documents.

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Section 4.7 Survival of Representation. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

Section 4.8 Severability. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

Section 4.9 Entire Agreement. This Agreement, the Security Agreement, and all attachments and exhibits hereto embody the entire agreement between Merchant and Purchaser and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 4.10 JURY TRIAL WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT HEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

Section 4.11 CLASS ACTION WAIVER. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (a) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (b) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

Section 4.12 Arbitration Agreement.

(a) Purchaser and Merchant agree that upon the election of either Party, any dispute relating in any way to this Agreement will be resolved by binding arbitration as discussed below, and not through litigation in any court. Purchaser recognizes that the benefits associated with arbitration include a speedy, less-formal, impartial, final and binding dispute-resolution procedure.

(b) This arbitration agreement is entered into pursuant to the Federal Arbitration Act, 9 U.S.C. §§ 1–16. To the extent that the Federal Arbitration Act is inapplicable, the arbitration law of the state where Purchaser is incorporated shall apply. YOU HAVE A RIGHT TO OPT OUT OF THIS AGREEMENT TO ARBITRATE, AS DISCUSSED BELOW. UNLESS YOU OPT OUT OF ARBITRATION, YOU AND WE ARE WAIVING THE RIGHT TO HAVE OUR DISPUTE HEARD BEFORE A JUDGE OR JURY, OR OTHERWISE TO BE DECIDED BY A COURT OR GOVERNMENT TRIBUNAL. YOU AND WE ALSO WAIVE ANY ABILITY TO ASSERT OR PARTICIPATE ON A CLASS OR REPRESENTATIVE BASIS IN COURT OR IN ARBITRATION. ALL DISPUTES, EXCEPT AS STATED BELOW, MUST BE RESOLVED BY BINDING ARBITRATION WHEN EITHER YOU OR WE REQUEST IT. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THAT YOU HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH YOUR PRIVATE LEGAL COUNSEL AND HAVE AVAILED YOURSELF OF THAT OPPORTUNITY TO THE EXTENT YOU WISH TO DO SO.

(c) Claims or disputes between Purchaser and Merchant about this Agreement and any related issues are subject to arbitration. Any claims or disputes arising from or relating to this Agreement, any prior agreement between the Parties, or the advertising, the application for, or the approval or establishment of this Agreement are also included. Claims are subject to arbitration, regardless of what theory they are based on or whether they seek legal or equitable remedies. Arbitration applies to any and all such claims or disputes, whether they arose in the past, may currently exist, or may arise in the future. All such claims or disputes are referred to in this Agreement as “Claims.” The only exception to arbitration of Claims is that both Parties have the right to pursue a Claim in a small claims court instead of arbitration, if the Claim is in that court’s jurisdiction and proceeds on an individual basis.

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(d) Either Party may opt out of this agreement to arbitrate upon contacting the other Party within thirty (30) days of signing this Agreement. Otherwise, this agreement to arbitrate will apply without limitation, regardless of whether Purchaser has received the Purchased Amount or whether either Party files for bankruptcy.

(e) As set forth in Section 4.11 above, Claims in arbitration will proceed on an individual basis, on behalf of the named parties only.

(f) Arbitration applies whenever there is a Claim between Purchaser and Merchant. If a third party is also involved in a Claim between the Parties, then the Claim will be decided with respect to the third party in arbitration as well, and it must be named as a party in accordance with the rules of procedure governing the arbitration. No award or relief will be granted by the Arbitrator (as defined herein) except on behalf of, or against, a named party.

(g) The arbitration will be held under the auspices of the American Arbitration Association or JAMS (or any successor of either of them) (“Administrator”). The Party that did not initiate the claim shall designate the Administrator. Regardless of which organization is designated to be the Administrator, the arbitration shall be held in accordance with the JAMS Comprehensive Arbitration Rules & Procedures (and no other rules), which are currently available at http://www.jamsadr.com/rules- comprehensive-arbitration. The Arbitrator shall be either a retired judge, or an attorney who is experienced in employment law and licensed to practice law in the state in which the arbitration is convened (the “Arbitrator”), selected pursuant to JAMS rules or by mutual agreement of the Parties. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator is without jurisdiction to apply any different substantive law or law of remedies. The Federal Rules of Evidence shall apply. The arbitration shall be final and binding upon the parties, except as provided in this Agreement. The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems advisable. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. Should any party refuse or neglect to appear for, or participate in, the arbitration hearing, the Arbitrator shall have the authority to decide the dispute based upon whatever evidence is presented. Either Party upon its request shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator. The Arbitrator shall render an award and written opinion in the form typically rendered in labor arbitrations, normally no later than thirty (30) days from the date the arbitration hearing concludes or the post-hearing briefs (if requested) are received, whichever is later. The opinion shall include the factual and legal basis for the award.

(h) Purchaser is responsible for paying any filing fee and the fees and costs of the Arbitrator; provided, however, that if Merchant is the Party initiating the claim, Merchant will contribute an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the state in Merchant is incorporated. Each Party shall pay in the first instance its own litigation costs and attorneys’ fees, if any. Purchaser will pay any costs that are required to be paid by us under the arbitration Administrator’s rules of procedure. If Merchant wins the arbitration, Purchaser will reimburse Merchant for any fees paid to the arbitration organization and/or Arbitrator. All other fees will be allocated according to the Administrator’s rules and applicable law.

(i) Rules and forms may be obtained from, and Claims may be filed with, JAMS at 620 Eighth Avenue, 34th Floor, New York, New York 10018, or jamsadr.com; or the AAA at 335 Madison Avenue, Floor 10, New York, New York 10017, or www.adr.org. Arbitration hearings will take place in the federal judicial district that includes Merchant’s address at the time the Claim is filed, unless the Parties agree to a different place.

(j) This agreement to arbitrate shall survive the termination of any agreement between Merchant and Purchaser.

Section 4.13 Covenant Not to Sue.

(a) Merchant and Owner(s) agree that they will never institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action or cause of action at law or in equity against the Purchaser for a claim of usury, a claim that the Purchaser is required to have any lending license, or any other claim contending that the Purchase Price paid by the Purchaser in exchange for the Purchased Amount of Future Receivables is, or should be construed as, a loan from the Purchaser to the Merchant. Nothing in this paragraph is intended to prevent Merchant or Owner from complying with any lawfully issued subpoena or court ordered discovery.

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(b) This Section 4.13 is a covenant not to sue, and not a release. In the event that the Merchant or any Owner breaches or in any way violates the terms of this Section 4.13, Merchant and Owner(s) jointly and severally agree to indemnify the Purchaser for all damages arising from that breach, including without limitation the payment of all costs and expenses of every kind for the enforcement of Purchaser’s rights and remedies under this section, including any and all attorneys’ fees and costs in any trial court or appellate court proceeding, any administrative proceeding, any arbitration or mediation or any negotiations or consultations in connection with breach of this section.

(c) This covenant shall inure to the benefit of Purchaser, and shall bind Merchant, Owner(s) and their respective successors and/or assigns, any of their respective affiliated or subsidiary companies, partners, owners, joint venturers and/or any of Merchant’s managers, directors, officers, employers or agents.

Section 4.14 Counterparts; Facsimile Acceptance. This Agreement may be executed in one or more counterparts and by facsimile signature, each of which shall constitute an original and all which shall constitute one instrument, in each case, for all purposes including admission into evidence of the agreement of the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

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APPENDIX A

SECURITY AGREEMENT AND GUARANTY

Merchant’s Legal Name:	MCA WESTOVER HILLS OPERATING COMPANY, LLC			D/B/A:	MEMORY CARE OF WESTOVER HILLS
Physical Address:	10910 TOWN CENTER DRIVE	City:	SAN ANTONIO	State:	TX	Zip:	78251
Federal ID#:	47-1181960

SECURITY AGREEMENT

Security Interest. To secure Merchant’s delivery obligations to PIRS CAPITAL, LLC (the “Purchaser”) under the Merchant Agreement (the “Merchant Agreement”), Merchant hereby grants to Purchaser a security interest in (a) all accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, as those terms are defined in Article 9 of the Uniform Commercial Code (the “UCC”), now or hereafter owned or acquired by Merchant; and (b) all proceeds, as that term is defined in Article 9 of the UCC, (a) and (b) collectively, the “Collateral”).

Cross-Collateral. To secure Owner’s delivery obligations to Purchaser under this Security Agreement and Guaranty (the “Agreement”), Owner hereby grants Purchaser a security interest in now or hereafter owned by Owner as well as all proceeds (the “Additional Collateral”). Owner understands that Purchaser will have a security interest in the aforesaid Additional Collateral upon execution of this Agreement.

Merchant and Owner each acknowledge and agree that any security interest granted to Purchaser under any other agreement between Merchant or Owner and Purchaser (the “Cross-Collateral”) will secure the obligations hereunder and under the Merchant Agreement.

Merchant and Owner each agrees to execute any documents or take any action in connection with this Agreement as Purchaser deems necessary to perfect or maintain Purchaser’s first priority security interest in the Collateral, the Additional Collateral and the Cross-Collateral, including the execution of any account control agreements. Merchant and Owner each hereby authorizes Purchaser to file an financing statements deemed necessary by Purchaser to perfect or maintain Purchaser’s security interest, which financing statement may contain notification that Merchant and Owner have granted a negative pledge to Purchaser with respect to the Collateral, the Additional Collateral and the Cross-Collateral, and that any subsequent lien or may be tortiously interfering with Purchaser’s rights. Merchant and Owner shall be liable for and Purchaser may charge and collect all costs and expenses, including but not limited to attorney’s fees, which may be incurred by Purchaser in protecting, preserving and enforcing Purchaser’s security interest and rights.

Negative Pledge. Merchant and Owner each agrees not to create, incur, assume or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral, the Additional Collateral or the Cross-Collateral, as applicable.

Consent to Enter Premises and Assign Lease. Purchaser shall have the right to cure Merchant’s default in the payment of rent on the following terms. In the event Merchant is served with papers in an action against Merchant for nonpayment of rent or for summary eviction, Purchaser may execute its rights and remedies under the Assignment of Lease. Merchant also agrees that Purchaser may enter into an agreement with Merchant’s landlord giving Purchaser the right: (a) to enter Merchant’s premises and to take possession of the fixtures and equipment therein for the purpose of protecting and preserving same; and (b) to assign Merchant’s lease to another qualified Merchant capable of operating a business comparable to Merchant’s at such premises.

Remedies. Upon any Event of Default, Purchaser may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce or satisfy any obligations then owing, whether by acceleration or otherwise.

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GUARANTY

Personal Guaranty of Performance. The undersigned Owner(s) hereby guarantees to Purchaser, Merchant’s performance of all of the representations, warranties, covenants made by Merchant in this Agreement and the Merchant Agreement, as each agreement may be renewed, amended, extended or otherwise modified (the “Guaranteed Obligations”). Owner’s obligations are due (i) at the time of any breach by Merchant of any representation, warranty or covenant made by Merchant in this Agreement and the Merchant Agreement, and (ii) at the time Merchant admits its inability to pay its debts, or makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Merchant seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts. For avoidance of doubt, the Guaranteed Obligations do not include any guarantees to Purchaser that Purchaser will receive the Purchased Amount (as that term is defined in the Agreement).

Owner Waivers. In the event that Merchant fails to make a payment or perform any obligation when due under the Merchant Agreement, Purchaser may enforce its rights under this Agreement without first seeking to obtain payment from Merchant, any other guarantor, or any Collateral, Additional Collateral or Cross-Collateral Purchaser may hold pursuant to this Agreement or any other guaranty.

Purchaser does not have to notify Owner of any of the following events and Owner will not be released from its obligations under this Agreement if it is not notified of: (i) Merchant’s failure to pay timely any amount owed under the Merchant Agreement; (ii) any adverse change in Merchant’s financial condition or business; (iii) any sale or other disposition of any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; (iv) Purchaser’s acceptance of this Agreement; and (v) any renewal, extension or other modification of the Merchant Agreement or Merchant’s other obligations to Purchaser. In addition, Purchaser may take any of the following actions without releasing Owner from any of its obligations under this Agreement: (i) renew, extend or otherwise modify the Merchant Agreement or Merchant’s other obligations to Purchaser; (ii) release Merchant from its obligations to Purchaser; (iii) sell, release, impair, waive or otherwise fail to realize upon any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; and (iv) foreclose on any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations in a manner that impairs or precludes the right of Owner to obtain reimbursement for payment under this Agreement. Until the Merchant Amount plus any accrued but unpaid interest and Merchant’s other obligations to Purchaser under the Merchant Agreement and this Agreement are paid in full, Owner shall not seek reimbursement from Merchant or any other guarantor for any amounts paid by it under this Agreement. Owner permanently waives and shall not seek to exercise any of the following rights that it may have against Merchant, any other guarantor, or any collateral provided by Merchant or any other guarantor, for any amounts paid by it, or acts performed by it, under this Agreement: (i) subrogation; (ii) reimbursement; (iii) performance; (iv) indemnification; or (v) contribution. In the event that Purchaser must return any amount paid by Merchant or any other guarantor of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, Owner’s obligations under this Agreement shall include that amount.

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Owner Acknowledgement. Owner acknowledges that: (i) He/She understands the seriousness of the provisions of this Agreement; (ii) He/She has had a full opportunity to consult with legal counsel of his/her choice; (iii) He/She has consulted with counsel of his/her choice or has decided not to avail himself/herself of that opportunity; and (iv) He/She understands and acknowledges that Purchaser may file a security interest against Owner’s assets with respect to the Owner’s obligations under this Agreement and hereby consents to such filing.

Joint and Several Liability. The obligations hereunder of the persons or entities constituting Owner under this Agreement are joint and several.

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE MERCHANT AGREEMENT ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS SECURITY AGREEMENT AND GUARANTY. CAPITALIZED TERMS NOT DEFINED IN THIS SECURITY AGREEMENT AND GUARANTY SHALL HAVE THE MEANING SET FORTH IN THE MERCHANT AGREEMENT.

MERCHANT (#1)

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APPENDIX B

AUTHORIZATION AGREEMENT FOR ACH PAYMENTS

This authorization agreement (the “ACH Authorization”) is entered into pursuant to the Merchant Agreement (“Agreement”) dated 03/24/2022 between the undersigned Merchant and PIRS Capital LLC (“Purchaser”). Terms used and not defined herein will have the meanings assigned to such terms in the Agreement.

The undersigned Merchant hereby authorizes Purchaser to initiate debit or credit entries from and to Merchant’s Account at the bank specified below. Merchant and Purchaser agree to be bound by the applicable rules set forth by the National Automated Clearinghouse Association. Furthermore, if any such ACH transactions should be returned for insufficient funds, Merchant authorizes Purchaser to reattempt to collect such amounts by ACH, and in any such case, collect a fee as specified in the Agreement.

Purchaser will debit Merchant’s Account in the amount set forth in the Agreement, as may be modified from time to time by agreement of the Parties. Purchaser acknowledges that no prior notification will be provided in advance of debits or credits authorized under the Agreement.

This authorization shall remain in effect until the sooner of (a) such time that Purchaser has received the Purchased Amount under the Agreement, or (b) Purchaser permits Merchant to revoke this ACH Authorization, as evidenced in writing to Merchant. The individual signing this ACH Authorization on behalf of Merchant certifies to Purchaser that he or she is a duly authorized check signer on the financial institution account identified below, that he or she is authorized to enter into this ACH Authorization on behalf of the Merchant, and that the Merchant will be bound by all of the terms of this ACH Authorization. Merchant further agrees that a breach of this ACH Authorization will constitute a breach of the Agreement.

Routing Number
Account Number
Account Name
Bank Name	Service First
Type of Account:

Merchant’s Legal Name:	MCA WESTOVER HILLS OPERATING COMPANY, LLC
Signature:
Printed Name:	James Walesa

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Login:
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Date:

PIRS Capital, LLC| 1688 Meridian Ave, Ste 700| Miami Beach| FL 33139| (fax) 888-789-3257

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03/24/2022

10910 TOWN CENTER DRIVE, San Antonio, TX 78251

RE: PIRS Capital Optional Variable Purchase Program

Dear MCA WESTOVER HILLS OPERATING COMPANY, LLC

We refer to the Merchant Agreement entered into by Pirs Capital LLC (“we” or “Purchaser”) and MCA WESTOVER HILLS OPERATING COMPANY, LLC (“Merchant”) dated 03/24/2022 (as amended, supplemented or otherwise modified from time to time, the “Merchant Agreement”). Capitalized terms used and not defined in this letter have the meanings as used in the Merchant Agreement.

Pursuant to the Merchant Agreement, Purchaser has [agreed to make] [made] a cash advance to Merchant in the amount of the Purchase Price in order to purchase the Specified Percentage of Merchant’s Future Receivables.

In order to assist Merchant in maintaining a stable and predictable cash flow, Merchant has advised us that it seeks to participate in Purchaser’s optional “Variable Purchase Program” pursuant to which, in lieu of Purchaser debiting the Specified Percentage on a daily basis from Merchant’s bank account via the ACH network, Purchaser or its agents will initiate daily ACH payments from Merchant’s bank account in a designated amount (the “Specified Daily Amount”) on each Weekday until Purchaser has received an amount equal to the Purchased Amount.

Purchaser and Merchant acknowledge that the Specified Daily Amount has been designated based on Purchaser’s review of Merchant’s business history; accordingly, the Specified Daily Amount represents the projected value of the Specified Percentage each Weekday. Purchaser and Merchant further acknowledge that the Specified Daily Amount is subject to review, and – as needed – adjustment, on a regular basis throughout the term of the Merchant Agreement in order to ensure that the Specified Daily Amount represents the Specified Percentage based on Merchant’s current operations.

NOW, THEREFORE, Merchant and Purchaser hereby agree as follows:

A.  Merchant hereby authorizes Purchaser and its agents to initiate ACH payments in the amount(s) determined in accordance with this letter until Purchaser has received an amount equal to the Purchased Amount and authorizes all applicable third parties to provide to Purchaser and its agents all information necessary to permit such third parties to determine the amount to be paid to Merchant and initiate such ACH payments. Merchant shall effectuate the foregoing through an ACH Authorization, as set forth in the Merchant Agreement.

B. Purchaser shall initiate each Weekday ACH payments from the Account in the amount of the Specified Daily Amount, as determined in accordance with the provisions of this letter.

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C. The Specified Daily Amount shall be $ 1,547.16 per Weekday, subject to periodic adjustment as set forth in Paragraphs D and E below.

D. No less than every two (2) weeks after the funding of the Purchase Price to Merchant (each such time period, a “Calculation Period”), either Purchaser or Merchant (the “Notifying Party”) may give written notice to the other Party (the “Receiving Party”) providing for an adjustment in the Specified Daily Amount based upon the daily average receivables during the preceding Calculation Period. The intent of the foregoing adjustments shall be for Purchaser to receive the Specified Percentage until Purchaser has received an amount equal to the Purchased Amount.

E.  Notices under Paragraph D (each, an “Adjustment Notice”) may be sent by email and, if sent to Merchant, shall be sent to the email address for Merchant set forth in the Merchant Agreement, and, if sent to Purchaser, shall be sent to adjustments@pirscapital.com or another email address as identified by Purchaser. If Purchaser is the Notifying Party, the revised Specified Daily Amount shall become effective upon delivery of the Adjustment Notice to Merchant. If Merchant is the Notifying Party, then upon Purchaser’s receipt of the Adjustment Notice from Merchant, Purchaser shall determine the revised Specified Daily Amount and give notice thereof to Merchant. In either event, the Receiving Party may object to the Notifying Party’s determination of the revised Specified Daily Amount by giving written notice within two (2) business days after receipt of the Notifying Party’s Adjustment Notice setting forth the revised Specified Daily Amount. The Parties shall discuss and attempt to resolve the Receiving Party’s objection and the revised Specified Daily Amount as determined by the Notifying Party shall remain in effect until the Receiving Party’s objection is resolved. If the Parties cannot agree on a revised Specified Daily Amount within five (5) business days of the Receiving Party’s receipt of the Adjustment Notice, the Specified Daily Amount shall fluctuate on a daily basis and shall be equal to the Specified Percentage, as specified in the Merchant Agreement.

F. Merchant shall furnish Purchaser with such other information as Purchaser may request from time to time, including, if applicable, copies of Merchant’s periodic bank statements or other access to Merchant’s bank records, all information necessary to permit Purchaser and its agents to determine the amount to be paid to Merchant and all information necessary to initiate such ACH payments.

G. Merchant hereby agrees (1) to deposit all Future Receivables into the Account and (2) to identify for Purchaser all other existing and future bank accounts maintained or used by Merchant.

H.  In the event that Purchaser cannot access the Account or in the event that an ACH payment initiated by Purchaser from the Account is not paid in full based upon insufficient funds in the Account or otherwise, then to the extent not prohibited by applicable law and without duplication, Purchaser will be entitled to collect the fees set forth in the Merchant Agreement (or, if less, the maximum amount allowed to be charged under applicable law).

I. Except as modified by this letter, the Merchant Agreement remains in full force and effect. In the event of any conflict or ambiguity between the terms and provisions of this letter and the terms and provisions of the Merchant Agreement, the terms and provisions of this letter shall control. The provisions of this letter may not be revoked without the prior written consent of Purchaser in its sole and absolute discretion. Merchant agrees to execute any documents and/or agreements in order to implement the provisions of this letter. In the event that any term, paragraph, subparagraph, or portion of this letter is declared to be illegal or unenforceable, this letter shall, to the extent possible, be interpreted as if that provision was not a part of this letter; it being the intent of the Parties that any illegal or unenforceable portion of this letter, to the extent possible, be severable from this letter as a whole.

This letter may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Executed signature pages transmitted by facsimile or other means of electronic delivery shall be legally valid and binding against the Parties.

Please execute this letter at the appropriate place below to indicate your acceptance and agreement to the terms and conditions of this letter.

[SIGNATURES ON FOLLOWING PAGE]

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By signing below, you, as Merchant, and the Owners listed below, acknowledge and agree to the terms and conditions stated herein.

Sincerely,

PIRS CAPITAL LLC

By:
Name:
Title:

So Agreed:

Merchant:		Owners(s):
MCA WESTOVER HILLS OPERATING CO

By:
Name:	James Walesa
Title:	Manager

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